Exhibit 10.1

Delphax Technologies Canada Limited.
Second Amendment To Credit Agreement

     This Second Amendment to Credit Agreement (herein, the “Amendment") is entered into as of August 11, 2003, by and among Delphax Technologies Canada Limited, f/k/a Check Technology Canada Ltd., an Ontario corporation (the “Borrower"), Delphax Technologies Inc., f/k/a Check Technology Corporation, a Minnesota corporation (the “Parent"), as Parent and as a Guarantor (the Parent, together with all Domestic Subsidiaries in existence from time to time being hereinafter referred to collectively as the “Guarantors” and each such entity individually as a “Guarantor"), and Harris Trust and Savings Bank (“HTSB”), as sole Lender and as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent").

Preliminary Statements

     A.     HTSB currently extends credit to the Borrower on the terms and conditions set forth in that certain Credit Agreement dated as of December 20, 2001 by and among the Borrower, the Parent, and HTSB as sole Lender and as Administrative Agent, as amended by that certain First Amendment to Credit Agreement dated as of December 18, 2002 (the “Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement. Unless stated otherwise herein, all references to the “Lenders” shall be deemed to be references to HTSB in its capacity as sole Lender, together with any of its successors or assigns.

     B.     The Borrower has requested that HTSB permanently waive certain covenant defaults described in Section 1 below and enter into certain amendments to the Credit Agreement, and HTSB has agreed to do so, all on terms and conditions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Waiver.

     Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Lenders hereby waive the following violations of the Credit Agreement: the violation of Section 8.23 (Fixed Charge Coverage Ratio) for the fiscal quarter ended June 30, 2003 and the violation of Section 8.26 (Minimum EBITDA) for the fiscal quarter ended June 30, 2003, and the Lenders hereby waive any Default or Event of Default which could or would otherwise result solely from such violations.

Section 2. Amendments.

     Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

     2.1. Section 1.3(a) of the Credit Agreement is hereby amended by inserting the following sentence at the end of such Section:

Notwithstanding anything in this Agreement to the contrary, the Borrower shall not be permitted to request or obtain, and the L/C Issuer shall not be required to issue and the Lenders shall not be required to participate in, any Letters of Credit pursuant to this Agreement, it being the parties’ intent that the Borrower’s right to request the issuance of Letters of Credit under this Agreement is terminated.

     2.2. Section 1.6(a) of the Credit Agreement is hereby amended as follows:

(i) the following proviso shall be inserted at the end of the first sentence thereof:

; provided, that the Borrower shall be permitted to give not more than one such notice each week and each such notice shall be submitted only on Monday of each week (or, if Monday is not a Business Day, then on the immediately following Business Day)

(ii) the following sentence shall be inserted at the end of such Section:

Each notice from the Borrower submitted pursuant to this Section 1.6(a) shall be accompanied by a summary, in form and substance satisfactory to the Administrative Agent, identifying the intended uses of the Borrowing being requested by such notice.

     2.3. Section 1.13(b)(ii) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

(ii) Scheduled. The aggregate Revolving Credit Commitments of the Lenders shall be permanently reduced to $11,500,000 effective on January 1, 2003, and further permanently reduced to $10,500,000 effective on July 1, 2003; provided, however, that the Revolving Credit Commitments shall be increased to $12,000,000 effective on August , 2003 subject to the other terms and conditions of this Agreement and the other Loan Documents.

     2.4. Section 1.13(c) of the Credit Agreement is hereby amended by inserting the words “(other than the reinstatement described in clause (b)(ii) above)” at the end of such clause.

     2.5. Clause (b) of the definition of “Borrowing Base” set forth in Section 5.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) 0% of the outstanding unpaid amount of Eligible Receivables which are Insured Receivables (for sake of clarity, it is the parties’ intention that Insured Receivables shall be excluded from the Borrowing Base); plus

     2.6. Clause (c) of the definition of “Borrowing Base” set forth in Section 5.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c) the lesser of:

(x) $7,000,000; and

(y) the sum of:

(i) 50% of the value (computed at the lower of market or cost using the first-in/first-out method of inventory valuation applied in accordance with GAAP) of Eligible Inventory plus

(ii) the lesser of (A) $1,000,000 and (B) 33.0% of the value (computed at the lower of market or cost using the first-in/first-out method of inventory valuation applied in accordance with GAAP) of Inventory that would otherwise constitute Eligible Inventory but for the fact that such Inventory is obsolete, slow-moving or non-merchantable;

     2.7. The definition of “L/C Sublimit” set forth in Section 5.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"L/C Sublimit” means zero. For sake of clarity, notwithstanding anything in this Agreement to the contrary, the Borrower shall not be permitted to request or obtain, and the L/C Issuer shall not be required to issue and the Lenders shall not be required to participate in, any Letters of Credit pursuant to this Agreement.

     2.8. Section 8.5(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) by Monday of each week during the term of this Agreement, (i) a Borrowing Base Certificate showing the computation of the Borrowing Base in reasonable detail as of the close of business on the previous Friday, (ii) a weekly cash flow projection for the Parent, the Borrower and the Subsidiaries for the next sixty (60) calendar days, and (iii) a reconciliation comparing the actual cash flow of the Parent, the Borrower and the Subsidiaries for the preceding week with the cash flow projection for such week previously provided to the Administrative Agent during the immediately preceding week, in each case prepared by the Parent and certified by its chief financial officer or another officer of the Parent acceptable to the Administrative Agent;

     2.9. Section 8.23 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

Section 8.23. Interest Coverage Ratio. As of the last day of each fiscal quarter of the Parent ending during the periods set forth below, the Parent shall maintain a ratio of (a) EBITDA for the four fiscal quarters of the Parent then ended, to (b) cash Interest Expense for the same four fiscal quarters then ended of not less than the following:

INTEREST COVERAGE
RATIO SHALL NOT BE
FROM AND INCLUDING	TO AND INCLUDING	LESS THAN:
7/1/03	and at all times thereafter	1.00 to 1.00

     2.10. The references to the Commitments on the signature page of HTSB to the Credit Agreement shall be amended and restated in their entirety to read as follows:

Revolving Credit Commitment $12,000,000

     2.11. Exhibit E to the Credit Agreement is hereby amended and restated to read as set forth in the revised Exhibit E attached hereto.

Section 3. Conditions Precedent.

     This Amendment shall become effective as of the date first above written upon the satisfaction of all of the following conditions precedent:

3.1. The Borrower, the Parent and the Lenders shall have executed and delivered this Amendment.

3.2. The Administrative Agent shall have received an opinion of counsel to the Borrower and an opinion of counsel to the Parent, in each case in form and substance satisfactory to the Administrative Agent, regarding such matters as reasonably requested by the Administrative Agent.

3.3. The Administrative Agent shall have received for each Lender copies of the Parent’s and the Borrower’s articles of incorporation and bylaws (or comparable organization documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary.

3.4. The Administrative Agent shall have received for each Lender copies of resolutions of the Parent’s and the Borrower’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby, together with specimen signatures of the persons authorized to execute such documents on the Parent’s and the Borrower’s behalf, all certified in each instance by its Secretary or Assistant Secretary.

3.5. Legal matters incident to the execution and delivery of this Amendment and the other documents delivered in connection herewith shall be satisfactory to the Agent and its counsel.

Section 4. Representations.

     In order to induce HTSB to execute and deliver this Amendment, each of the Parent and the Borrower hereby represents to the Lenders that as of the date hereof, and after giving effect to this Amendment, (a) this Amendment constitutes the legal, valid and binding obligations of each of the Borrower and the Parent, enforceable in accordance with its terms, (b) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Parent and the Subsidiaries delivered to the Lenders), (c) the Parent and the Borrower are in compliance with the terms and conditions of the Credit Agreement (including, without limitation, the requirement to pay of all applicable withholding taxes in accordance with Section 13.1 of the Credit Agreement), and (d) other than the “Existing Events of Default” described in the Amended and Restated Forbearance Agreement dated as of October 16, 2002 by and among the Borrower, the Parent and HTSB as sole Lender and as Administrative Agent, no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

Section 5. RELEASE. FOR VALUE RECEIVED, INCLUDING WITHOUT LIMITATION, THE AGREEMENTS OF THE LENDERS IN THIS AGREEMENT, THE BORROWER AND THE PARENT

HEREBY RELEASE THE ADMINISTRATIVE AGENT AND EACH LENDER, ITS CURRENT AND FORMER SHAREHOLDERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, ATTORNEYS, CONSULTANTS, AND PROFESSIONAL ADVISORS (COLLECTIVELY, THE “RELEASED PARTIES”) OF AND FROM ANY AND ALL DEMANDS, ACTIONS, CAUSES OF ACTION, SUITS, CONTROVERSIES, ACTS AND OMISSIONS, LIABILITIES, AND OTHER CLAIMS OF EVERY KIND OR NATURE WHATSOEVER, BOTH IN LAW AND IN EQUITY, KNOWN OR UNKNOWN, WHICH THE BORROWER OR THE PARENT HAS OR EVER HAD AGAINST THE RELEASED PARTIES FROM THE BEGINNING OF THE WORLD TO THIS DATE, INCLUDING, WITHOUT LIMITATION, THOSE ARISING OUT OF THE EXISTING FINANCING ARRANGEMENTS AMONG THE BORROWER, THE PARENT AND THE LENDERS, AND THE BORROWER AND THE PARENT FURTHER ACKNOWLEDGE THAT, AS OF THE DATE HEREOF, THEY DO NOT HAVE ANY COUNTERCLAIM, SET-OFF OR DEFENSE AGAINST THE RELEASED PARTIES, EACH OF WHICH THE BORROWER AND THE PARENT HEREBY EXPRESSLY WAIVE.

Section 6. Miscellaneous.

     6.1. The Borrower and the Parent have heretofore or concurrently herewith executed and delivered to the Lenders the Security Agreements, the Pledge Agreement and certain other Collateral Documents. The Borrower and the Parent hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Lenders thereunder, the obligations of the Borrower and the Parent thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment. Without limiting the foregoing, the Parent confirms that its guaranty set forth in Section 12 of the Credit Agreement, and all of the obligations of the Parent thereunder, remain in full force and effect.

     6.2. Except as specifically amended herein, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall continue in full force and effect in accordance with their terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     6.3. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents contemplated hereby, including the reasonable fees and expenses of counsel for the Agent.

     6.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. A facsimile copy of this Amendment and signatures thereon shall be considered for all purposes as originals.

     6.5. This Amendment shall be governed by the internal laws of the State of Illinois.

[Signature Page to Follow]

     This Amendment is entered into as of the date and year first above written.

DELPHAX TECHNOLOGIES CANADA LIMITED
(f/k/a Check Technology Canada Ltd.), as Borrower

	By	/s/ Robert M. Barniskis
		Name	Robert M. Barniskis

		Title	Chief Financial Officer

DELPHAX TECHNOLOGIES INC. (f/k/a Check
Technology Corporation), as Parent and as a Guarantor

	By	/s/ Robert M. Barniskis
		Name	Robert M. Barniskis

		Title	Chief Financial Officer

Accepted and agreed to

HARRIS TRUST AND SAVINGS BANK, in its
individual capacity as sole Lender and as Administrative Agent

	By	/s/ Andrew T. Claar
		Name	Andrew T. Claar

		Title	Vice President